UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2005

COTT CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	000-19914	None

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 Queen’s Quay West, Suite 340, Toronto, Ontario		M5J 1A7

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code		(416) 203-3898

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

     On January 3, 2005, Paul R. Richardson, notified Cott Corporation (the “Company”) that he will voluntarily resign from his position as Executive Vice President, Global Sourcing of the Company.

     The Company’s employment agreement with Mr. Richardson, dated August 23, 1999 (filed as Exhibit 10.8 to the Company’s Form 10-K for the fiscal year ended January 1, 2000), as amended February 18, 2002 (filed as Exhibit 10.5 to the Company’s Form 10-K for the fiscal year ended December 29, 2001), and as further amended effective July 18, 2003 (filed as Exhibit 10.2 to the Company’s Form S-3 filed on January 22, 2004), provides that either the Company or Mr. Richardson may terminate his employment at any time on six months written notice by the terminating party. The employment agreement calls for a termination payment within 30 days of notice being delivered equal to the aggregate of two times Mr. Richardson’s annual salary and bonus paid or payable plus the cash value of all benefits and perquisites and the average of any other remuneration during the two years prior to the termination notice. Furthermore, under Mr. Richardson’s employment agreement, upon delivery of the termination notice all stock options granted to Mr. Richardson fully vest and shall be exercisable for a period of 12 months. Mr. Richardson has entered into a customary confidentiality agreement with the Company that, by its terms, survives the termination of his employment. The Company’s employment agreement with Mr. Richardson will terminate in conjunction with Mr. Richardson’s departure.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COTT CORPORATION

Date: January 7, 2005	By:	/s/ Mark Halperin

Mark Halperin Senior Vice President, General Counsel and Secretary